Exhibit 99.1

Towerstream Reports Second Quarter 2015 Results and Business Update

MIDDLETOWN, R.I., August 10, 2015 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a Fixed Wireless Fiber Alternative provider, announced results for the second quarter ended June 30, 2015 and provided a business update.

Operating Highlights and Business Update

Shared Wireless Infrastructure

●	Executed contracts in July 2015 with a leading carrier for the colocation of small cell equipment on shared wireless infrastructure.
●	Contract executed with a global cellular connectivity company for the Internet of Things (IoT) which includes minimum purchasing commitments.
●	Entered agreement with Syscom to provide wireless connectivity for up to 45,000 billboards for digital displays and as additional small cell locations for carriers.
●	Revenues for the three months ended June 30, 2015 increased 12% compared to the three months ended June 30, 2014.
●	Number of Shared Wireless Infrastructure locations increased 4% during the twelve months ended June 30, 2015.
●	Number of Access Points leased by major cable company increased 16% during the twelve months ended June 30, 2015.

Fixed Wireless

●	47 buildings lit with On Net service of 100 Megabytes of bandwidth for $699, and the total has more than tripled in the first half of 2015 compared to all of 2014.
●	Number of On Net customers added in the first half of 2015 is more than 70% higher than all of 2014.
●	ARPU increased to $772 at June 30, 2015 compared to $760 at June 30, 2014 representing an increase of $12, or 2%.
●	Installations ramping under the wholesale agreement executed with a CLEC (Competitive Local Exchange Carrier) in the first quarter of 2015.
●	New sales center staffed and closing customer contracts ahead of internal plan.

Management Comments and Business Update

“We are pleased to announce the recent signing of a contract with a leading carrier for our shared wireless infrastructure subsidiary, HetNets Tower Corporation,” said Jeffrey Thompson, President and Chief Executive Officer. “With multiple carriers focused on densifying their networks utilizing small cell architectures and numerous technology companies deploying Wi-Fi services and solutions, we believe our shared wireless locations are well positioned.”

“Our On Net platform generated strong growth in the number of lit buildings and total square footage as well as new and potential customers within those buildings,” noted Joseph Hernon, Chief Financial Officer. “Our new sales office has generated initial sales ahead of plan and our wholesale services platform is beginning to grow.”

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three Months Ended
	6/30/2015	3/31/2015	6/30/2014

Revenues	$7,857	$7,960	$8,265
Gross margin
Consolidated	20%	20%	26%
Fixed wireless	62%	62%	65%
Capital expenditures
Fixed wireless	$2,422	$1,434	$1,403
Shared wireless infrastructure	56	119	490
Corporate	57	121	205
Churn rate (1)	1.84%	1.85%	1.71%
ARPU (1)	$772	$773	$760
ARPU of new customers (1)	620	628	626
Cash and cash equivalents	26,117	32,267	17,289

(1)	See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statements of Operations (Unaudited)

(All dollars are in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$7,857	$8,265	$15,817	$16,645

Operating Expenses
Cost of revenues	6,320	6,102	12,720	11,958
Depreciation and amortization	3,408	3,281	6,788	6,976
Customer support	1,333	1,151	2,574	2,326
Sales and marketing	1,548	1,399	2,877	2,821
General and administrative	2,428	2,667	5,297	5,345
Total Operating Expenses	15,037	14,600	30,256	29,426
Operating Loss	(7,180)	(6,335)	(14,439)	(12,781)
Other Income/(Expense)
Interest expense, net	(1,671)	(59)	(3,335)	(123)
Total Other Income/(Expense)	(1,671)	(59)	(3,335)	(123)
Net Loss	$(8,851)	$(6,394)	$(17,774)	$(12,904)

Net loss per common share – basic and diluted	$(0.13)	$(0.10)	$(0.26)	$(0.19)
Weighted average common shares outstanding – basic and diluted	67,924	66,479	67,891	66,459

Summary Condensed Balance Sheets

(All dollars are in thousands)

	(Unaudited) June 30, 2015	(Audited) December 31, 2014
Assets
Current Assets
Cash and cash equivalents	$26,117	$38,028
Other	2,329	2,237
Total Current Assets	28,446	40,265

Property and equipment, net	31,522	33,905

Other assets	7,217	8,152

Total Assets	67,185	82,322

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	3,458	2,910
Deferred revenues and other	2,349	2,288
Total Current Liabilities	5,807	5,198

Long-Term Liabilities
Long-term debt	33,415	32,101
Other	3,331	3,061
Total Long-Term Liabilities	36,746	35,162

Total Liabilities	42,553	40,360

Stockholders’ Equity
Common stock	67	67
Additional paid-in-capital	158,075	157,631
Accumulated deficit	(133,510)	(115,736)
Total Stockholders’ Equity	24,632	41,962
Total Liabilities and Stockholders’ Equity	$67,185	$82,322

Summary Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2015	2014
Net Cash Used in Operating Activities	$(7,822)	$(5,871)
Net Cash Used in Investing Activities	(3,614)	(4,631)
Net Cash Used in Financing Activities	(474)	(391)
Net Decrease in Cash and Cash Equivalents	$(11,910)	$(10,893)

Statements of Operations - Segment Basis (Unaudited)

The Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) Wi-Fi access and the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

	Three Months Ended June 30, 2015
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,081	$826	$-	$(50)	$7,857

Operating Expenses
Cost of revenues	2,684	3,673	13	(50)	6,320
Depreciation and amortization	2,175	1,015	218	-	3,408
Customer support	361	197	775	-	1,333
Sales and marketing	1,428	43	77	-	1,548
General and administrative	181	95	2,152	-	2,428
Total Operating Expenses	6,829	5,023	3,235	(50)	15,037

Operating Income (Loss)	$252	$(4,197)	$(3,235)	$-	$(7,180)
Non-recurring expenses, primarily acquisition related	-	-	162	-	162
Non-cash expenses (a)	2,281	1,026	416	-	3,723
Adjusted EBITDA (b)	2,533	(3,171)	(2,657)	-	(3,295)
Less: Capital expenditures	2,422	56	57	-	2,535
Net Cash Flow (b)	$111	$(3,227)	$(2,714)	$-	$(5,830)

	Three Months Ended June 30, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,572	$739	$-	$(46)	$8,265

Operating Expenses
Cost of revenues	2,620	3,514	14	(46)	6,102
Depreciation and amortization	2,081	977	223	-	3,281
Customer support	272	179	700	-	1,151
Sales and marketing	1,252	63	84	-	1,399
General and administrative	202	158	2,307	-	2,667
Total Operating Expenses	6,427	4,891	3,328	(46)	14,600

Operating Income (Loss)	$1,145	$(4,152)	$(3,328)	$-	$(6,335)
Non-recurring expenses, primarily acquisition related	-	-	91	-	91
Non-cash expenses (a)	2,187	1,039	477	-	3,703
Adjusted EBITDA (b)	3,332	(3,113)	(2,760)	-	(2,541)
Less: Capital expenditures	1,403	490	205	-	2,098
Net Cash Flow (b)	$1,929	$(3,603)	$(2,965)	$-	$(4,639)

	Six Months Ended June 30, 2015
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$14,298	$1,614	$-	$(95)	$15,817

Operating Expenses
Cost of revenues	5,406	7,379	30	(95)	12,720
Depreciation and amortization	4,302	2,047	439	-	6,788
Customer support	687	357	1,530	-	2,574
Sales and marketing	2,638	87	152	-	2,877
General and administrative	301	203	4,793	-	5,297
Total Operating Expenses	13,334	10,073	6,944	(95)	30,256

Operating Income (Loss)	$964	$(8,459)	$(6,944)	$-	$(14,439)
Non-recurring expenses, primarily acquisition related	-	-	398	-	398
Non-cash expenses (a)	4,519	2,107	845	-	7,471
Adjusted EBITDA (b)	5,483	(6,352)	(5,701)	-	(6,570)
Less: Capital expenditures	3,856	175	178	-	4,209
Net Cash Flow (b)	$1,627	$(6,527)	$(5,879)	$-	$(10,779)

	Six Months Ended June 30, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$15,258	$1,479	$-	$(92)	$16,645

Operating Expenses
Cost of revenues	5,119	6,902	29	(92)	11,958
Depreciation and amortization	4,618	1,919	439	-	6,976
Customer support	543	355	1,428	-	2,326
Sales and marketing	2,515	140	166	-	2,821
General and administrative	311	304	4,730	-	5,345
Total Operating Expenses	13,106	9,620	6,792	(92)	29,426

Operating Income (Loss)	$2,152	$(8,141)	$(6,792)	$-	$(12,781)
Non-recurring expenses, primarily acquisition related	-	-	91	-	91
Non-cash expenses (a)	4,799	2,053	977	-	7,829
Adjusted EBITDA (b)	6,951	(6,088)	(5,724)	-	(4,861)
Less: Capital expenditures	2,890	1,428	317	-	4,635
Net Cash Flow (b)	$4,061	$(7,516)	$(6,041)	$-	$(9,496)

(a) Includes depreciation and amortization, stock-based compensation, deferred rent expense and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and (ii) Net Cash Flow to Net Cash Used in Operating Activities.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, deferred rent expense, other non-operating income or expenses, as well as gain or loss on (i) nonmonetary transactions, and (ii) business acquisitions.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted EBITDA to Net Loss

	Three Months Ended June 30,
	2015	2014
Adjusted EBITDA	$(3,295)	$(2,541)
Depreciation and amortization	(3,408)	(3,281)
Stock-based compensation	(211)	(263)
Loss on nonmonetary transactions	(67)	(68)
Non-recurring expenses	(162)	(91)
Deferred rent	(37)	(91)
Operating Income (Loss)	$(7,180)	$(6,335)
Interest expense, net	(1,671)	(59)
Net loss	$(8,851)	$(6,394)

	Six Months Ended June 30,
	2015	2014
Adjusted EBITDA	$(6,570)	$(4,861)
Depreciation and amortization	(6,788)	(6,976)
Stock-based compensation	(422)	(555)
Loss on nonmonetary transactions	(133)	(136)
Non-recurring expenses	(398)	(91)
Deferred rent	(128)	(162)
Operating Income (Loss)	$(14,439)	$(12,781)
Interest expense, net	(3,335)	(123)
Net loss	$(17,774)	$(12,904)

II. Net Cash Flow to Net Cash Used in Operating Activities

	Three Months Ended June 30,
	2015	2014
Net cash flow	$(5,830)	$(4,639)
Capital expenditures	2,535	2,098
Non-recurring expenses	(162)	(91)
Changes in operating assets and liabilities, net	659	1,004
Other, net	(1,133)	(20)
Net cash used in operating activities	$(3,931)	$(1,648)

	Six Months Ended June 30,
	2015	2014
Net cash flow	$(10,779)	$(9,496)
Capital expenditures	4,209	4,635
Non-recurring expenses	(398)	(91)
Changes in operating assets and liabilities, net	1,420	(777)
Other, net	(2,274)	(142)
Net cash used in operating activities	$(7,822)	$(5,871)

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on August 10, 2015 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through August 17, 2015 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 83104178.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream Corporation (Nasdaq:TWER) is a leading Fixed Wireless Fiber Alternative company delivering high-speed Internet access to businesses. To date the company offers its broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area. In 2014, Towerstream launched its On-Net fixed wireless service offering building owners and property managers a redundant and reliable dense urban network that directly connects with Towerstream’s fiber backbone. On-Net building tenants have access to 100 Mbps of dedicated, symmetrical Internet connectivity, with a premier SLA, for an industry-leading price of $699/month. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About HetNets Tower Corporation

HetNets Tower Corporation ("HetNets") was formed in January 2013 as a wholly owned subsidiary of Towerstream Corporation (Nasdaq:TWER), and offers a neutral host, shared wireless infrastructure solution, either independently or as a turnkey service. Its wireless communications infrastructure is available to wireless carriers, cable and Internet companies in major urban markets where the explosion in mobile data is creating significant demand for additional capacity and coverage. HetNets offers a carrier-class Wi-Fi network for Internet access and the offloading of mobile data. Its street level rooftop locations are ideal for the installation of customer owned small cells including DAS, Metro and Pico cells. Other solutions provided by HetNets include backhaul, power, and related small cell requirements. More information is available at http://www.hetnets.com.

Safe Harbor

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
917-861-0089

todd@indicatemedia.com